UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Gateway Dr, Suite 150 Irving, Texas		75063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 865-2219

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 14, 2016, Reata Pharmaceuticals, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). As of August 5, 2016, the record date for the Annual Meeting (the "Record Date"), 14,585,273 shares of the Company’s Class A common stock (“Class A Common Stock”) and 7,740,354 shares of the Company’s Class B common stock (“Class B Common Stock”) were outstanding and entitled to vote at the Annual Meeting. Holders of Class A common stock were entitled to one vote per share held as of the Record Date, and holders of the Company's Class B common stock were entitled to three votes per share held as of the Record Date. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

Proposal 1 – Election of Directors to the Board

Each of the following persons was duly elected by the Company’s stockholders as a director for the term expiring in 2019, with votes as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
J. Warren Huff	44,928,071	567,214	1,154,739
Jack B. Nielsen	44,811,667	683,618	1,154,739

Proposal 2 – Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, was ratified by the stockholders, with votes as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
46,633,557	2,861	13,606	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Dated: September 15, 2016	By:	/s/ J. Warren Huff
J. Warren Huff
Chief Executive Officer

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